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                                                             ATLANTA SPACE LEASE

                            INDUSTRIAL BUILDING LEASE
                            -------------------------

        This Industrial Building Lease is made and entered into as of the 26 day of September, 2003, by and between the Landlord and Tenant, named below.


SECTION 1.        BASIC TERMS

        This SECTION 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this SECTION 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

        1.1     DATE OF LEASE: September 26, 2003.

        1.2 LANDLORD: Duke Realty Limited Partnership, an Indiana limited partnership.

        1.3     TENANT: Tractor Supply Company, a Delaware corporation.

        1.4 PREMISES: Suite 100 of the Building, containing approximately 260,578 rentable square feet, approximately 9,902 square feet of which is office space, the Office Parking, the Trailer Parking, the Additional Trailer Parking, and the Signs, all as hereinafter defined. In addition, commencing as of November 1, 2005, the Premises shall include an additional 51,600 rentable square feet contiguous to the existing Premises (the "Expansion Space"). The Premises is depicted on the Site Plan attached hereto as EXHIBIT B-3.

        1.5 PROPERTY: That certain real property depicted on EXHIBIT A attached hereto, and having a street address of 920 Highway 124, Braselton, Georgia.

         1.6 LEASE TERM: The initial lease term (the "Initial Term") shall be for the period of time commencing as of the date (the "Commencement Date") that Substantial Completion (as hereinafter defined) of the Tenant Improvements (as hereinafter defined) occurs, and ending on the last day of January, 2014 unless sooner terminated as provided in this Lease (the "Expiration Date"), and subject to extension as set forth in SECTION 2.2 below.

        1.7 TARGET COMMENCEMENT DATE: The ninetieth (90th) day following the Date of Lease.

        1.8     RENT COMMENCEMENT DATE: February 1, 2004.

        1.9 PERMITTED USES: (See SECTION 3) (a) Warehouse, distribution and sale of tractor, farm and ranch supplies and equipment, and light assembly of same, (b) storage of retail farm store and related products sold at Tractor Supply Company stores, and (c) office and administrative uses ancillary thereto.

        1.10 BROKERS: Grubb and Ellis Company representing Tenant, and Duke Realty Services Limited Partnership representing Landlord.

        1.11 BUILDING: The building located on the Property commonly known as Braselton II, located within the Braselton Business Center.

        1.12    SECURITY DEPOSIT: None.

        1.13 BASE RENT: The Base Rent payable by Tenant (from and after the Rent Commencement Date) is set forth on EXHIBIT C attached hereto.

        1.14 AGENT OR MANAGEMENT AGENT: Duke Realty Services Limited Partnership, its successors and assigns.

        1.15 MANAGEMENT FEE: Commencing February 1, 2004 and (a) during the first two Lease Years (as hereinafter defined) of the Lease Term, an amount equal to 1% of the Base Rent and CAM Charges (excluding the Management Fee) for the respective Lease Year; (b) during the

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third, fourth, and fifth Lease Years of the Lease Term, an amount equal to 2% of the Base Rent and CAM Charges (excluding the Management Fee) for the respective Lease Year; and (c) during each Lease Year for the remainder of the Lease Term, an amount equal to 3% of the Base Rent and CAM Charges (excluding the Management
Fee) for the respective Lease Year. For purposes hereof, the term "Lease Year" shall refer to each successive period of twelve (12) months, commencing as of the Rent Commencement Date, and the term "Lease Years" shall refer to two or more of such periods; provided, however, that the first (1st) Lease Year shall also include the period commencing as of the Commencement Date and continuing through and including January 31, 2004.

        1.16 EXHIBITS AND RIDERS TO LEASE: The following exhibits and riders are attached to and made a part of this Lease: EXHIBIT A (DEPICTION OF PROPERTY), EXHIBIT B (CONSTRUCTION DRAWINGS), EXHIBIT B-1 (SCOPE OF WORK), EXHIBIT B-2 (LOAD BEARING CAPACITY), EXHIBIT B-3 (SITE PLAN), EXHIBIT B-4 (COMPUTER ROOM), EXHIBIT C (RENT AND LANDLORD ADDRESS), EXHIBIT D (LETTER OF UNDERSTANDING), EXHIBIT E (BUILDING SIGN).

SECTION 2. LEASE OF PREMISES; RENT

        2.1 LEASE OF PREMISES FOR LEASE TERM. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Lease Term, subject to the conditions of this Lease. Notwithstanding the foregoing, to the extent permitted by applicable laws, rules and regulations, Tenant shall have the right to enter the Premises commencing as of the Date of Lease in order to install fixtures and otherwise prepare the Premises for occupancy (which right shall expressly exclude making any structural modifications), provided, that, during any entry prior to the Commencement Date, Tenant shall (a) comply with all the terms and conditions of this Lease except the obligation to pay Base Rent and Tenant's Proportionate Share of CAM Charges,
(b) not interfere with the Landlord's completion of the Tenant Improvements, (c) cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord shall furnish to Tenant upon request), and (d) not begin operation of its business, though Tenant may receive and store merchandise. Tenant acknowledges that it shall be responsible for obtaining any and all permits and inspections relating to any early entry by Tenant. Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as EXHIBIT D, acknowledging (i) the Commencement Date of this Lease, and (ii) except for any punchlist items, that Tenant has accepted the Premises.

        2.2     RENEWAL TERM.

        (a) Provided that (i) this Lease is in full force and effect and Tenant is not then in default under the terms hereof that is continuing, and
(ii) the entirety of the Premises is occupied by the original Tenant named herein (or any Permitted Transferee), Landlord hereby grants to Tenant the option to extend the Lease Term (the "Renewal Option") for three (3) consecutive periods of three (3) years (each, a "Renewal Term" and collectively, the "Renewal Terms"), on the same terms, conditions and provisions as contained in this Lease, except that (A) this provision giving three (3) extension options shall be amended to reflect the remaining options to extend, if any, (B) any improvement allowances or other concessions applicable to the Premises during the Initial Term shall not apply to the Renewal Term, and (C) the Base Rent shall be adjusted as set forth herein. The Initial Term, as extended by the Renewal Terms, if applicable, is herein referred to as the "Term" or the "Lease Term". In order to exercise each Renewal Option, Tenant must give Landlord written notice (each, a "Renewal Notice") not less than six (6) months prior to the applicable Expiration Date of the Initial Term or the immediately preceding Renewal Term, as the case may be.

        (b) The annual Base Rent for the Premises during each Renewal Term shall be equal to the then-prevailing Market Rental Rate (as hereinafter defined). "Market Rental Rate" shall mean the annual rate of net rent, on a per rentable square foot basis, then prevailing in the greater Northeast Atlanta sub-market for (i) premises comparable in square footage, location and design to the Premises and (ii) premises being leased for a duration comparable to the Renewal Term. Landlord shall determine the Market Rental Rate by taking into consideration comparable relevant fact situations involving arm's length negotiations in new and renewal leases during the 12-month period prior to the applicable Renewal Term and other relevant factors. Within sixty (60) days following Tenant's delivery of the Renewal Notice to Landlord, Landlord shall notify

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Tenant of Landlord's determination of the Market Rental Rate for the Premises for the applicable Renewal Term. Tenant shall have thirty (30) days following receipt of Landlord's determination (the "Response Period") in which to accept or reject such determination. If Tenant fails to respond within the Response Period, Tenant shall automatically be deemed to have rejected Landlord's determination and, therefore, the then-applicable Renewal Notice shall automatically be deemed to have been withdrawn and rendered null and void and Tenant shall automatically be deemed to have irrevocably waived its rights under this SECTION 2.2. If Tenant timely notifies Landlord that Tenant rejects Landlord's determination then, in such notice of rejection, Tenant shall set forth Tenant's determination of Market Rental Rate, and if Landlord and Tenant, each acting in good faith, fail to agree upon the Market Rental Rate for the applicable Renewal Term within ten (10) days following Tenant's delivery of Tenant's rejection notice (the "Resolution Period"), then the then-applicable Renewal Notice shall automatically be deemed to have been withdrawn and rendered null and void and Tenant shall automatically be deemed to have irrevocably waived its rights under this SECTION 2.2. If Tenant accepts Landlord's determination of the Market Rental Rate within the Response Period, or Landlord and Tenant mutually agree upon the Market Rental Rate during the Resolution Period, each of Landlord and Tenant shall execute promptly an amendment to this Lease reflecting the terms and conditions of the Renewal Term.

        2.3     EXPANSION OPTION.

        (a) Commencing as of November 1, 2005, the Premises shall be expanded to include an additional 51,600 rentable square feet contiguous to the existing Premises (the "Expansion Space"), as shown on the site plan attached hereto as EXHIBIT B-3. Thereafter, the Expansion Space shall be deemed a part of the Premises for all purposes hereunder. If Tenant occupies all or any portion of the Expansion Space prior to November 1, 2005, then notwithstanding anything to the contrary set forth herein, Tenant's lease of the Expansion Space shall be deemed to occur as of such occupancy, including, without limitation, Tenant's obligation to pay Base Rent and Additional Rent with respect to the Expansion Space.

        (b) In addition, commencing as of the Date of Lease and continuing through and including the last day of the sixth (6th) month following the Commencement Date, and provided that no default has occurred and is then continuing, Landlord hereby grants to Tenant a right of first refusal (the "Right of First Refusal") to expand the Premises to include any space in the Building that is adjacent to the Premises (the "Refusal Space"), subject to the following terms and conditions:

                (i) Subject to the other terms of this Right of First Refusal, after any part of the Refusal Space has or will become "Available Refusal Space" (as defined herein) for leasing by Landlord, Landlord shall not, during the term of this Lease, lease to another tenant that available portion of the Refusal Space without first offering Tenant the right to lease such Refusal Space.

                (ii) Space shall be deemed to become "Available Refusal Space" in the event Landlord either (A) receives a bona fide proposal for the lease of some or all of the Refusal Space from a third party that Landlord desires to secure, or (B) makes a bona fide proposal for the lease of some or all of the Refusal Space to a third party that Landlord desires to secure and that such third party is willing to accept.

                (iii) Consistent with subsection (i) above, Landlord shall not lease any Available Refusal Space unless and until Landlord has first offered the Available Refusal Space to Tenant in writing (the "Offer"). The Offer shall contain the following terms that have been offered by Landlord to the third party, or by the third party to Landlord and such terms are acceptable to
Landlord: (A) a description of the Available Refusal Space, (B) the date on which Landlord expects the Available Refusal Space to be leased, (C) the Base Rent for the Available Refusal Space, (D) the term for the lease of the Available Refusal Space, and (E) the tenant improvement allowance, if any, being provided by Landlord with respect to the Available Refusal Space.

                (iv) Upon receipt of the Offer, Tenant shall have the right, for a period of five (5) business days after receipt of the Offer, to exercise the Right of First Refusal by giving Landlord written notice that Tenant desires to lease the Available Refusal Space upon the terms

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and conditions as are contained in the Offer modified as follows: (A)
notwithstanding the term for the lease of the Available Refusal Space set forth in the Offer, the term of Tenant's lease of the Available Refusal Space shall be coterminous with the Lease Term then in effect hereunder, and (B) if the Lease Term then in effect hereunder is less than the term for the lease of the Available Refusal Space set forth in the Offer, the base rent and the tenant improvement allowance, if any, set forth in the Offer shall be prorated accordingly.

                (v) If, within such five (5) business day period, Tenant exercises the Right of First Refusal, then Landlord and Tenant shall amend the Lease to include the Refusal Space subject to the same terms and conditions as the Lease, as modified in accordance with this subsection (b). In addition, such amendment will reflect the increase in Tenant's Proportionate Share. If, within such five (5) business day period, Tenant declines or fails to exercise the Right of First Refusal, Landlord shall then have the right to lease the Available Refusal Space as long as Landlord enters into a lease with a third party under the basic terms and conditions contained in the Offer. If Landlord does not enter into a lease with a third party under the terms and conditions contained in the Offer within one hundred eighty (180) days after Tenant declines or fails to exercise the Offer, or if Landlord desires to materially alter or modify the terms and conditions of the Offer, Landlord shall be required to present the altered or modified Offer to Tenant pursuant to this Right of First Refusal, in the same manner that the original Offer was submitted to Tenant.

                (vi) This Right of First Refusal is personal to Tractor Supply Company and shall automatically terminate and be of no further force and effect if Tractor Supply Company assigns or sublets all or any portion of its interest in the Lease.

        (c) Without limiting anything set forth in subsections (a) or (b) above, commencing as of the first day of the seventh (7th) month following the Commencement Date, and provided that no default has occurred and is then continuing hereunder, Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") to expand the Premises to include any space in the Building that is adjacent to the Premises (the "Offer Space"), subject to the following terms and conditions:

                (i) Landlord shall notify Tenant in writing ("Landlord's Notice") of the availability of any Offer Space prior to entering into a lease with a third party for any of such Offer Space. Tenant shall have ten (10) business days from receipt of Landlord's Notice to exercise its Right of First Offer by delivering to Landlord written notice agreeing to lease such space on the terms and conditions contained in Landlord's Notice. If Tenant fails to deliver such notice within ten (10) business days, Tenant shall be deemed to have waived such option and Landlord may lease the Offer Space to a third party; provided, however, if (A) Landlord fails to lease the Offer Space to a third party within ninety (90) days (or, if at the end of said ninety (90) day period, Landlord is actively negotiating with a third party, then within one hundred eighty (180) days) after Tenant's rejection (or deemed rejection) of the Offer Space, or (B) Landlord elects to lease the Offer Space for less than the base rental, or on terms and conditions materially different than those stated in Landlord's Notice, Tenant shall again have the first opportunity to lease the Offer Space in accordance with this subsection (c). Tenant acknowledges that Tenant must exercise its right granted in this subsection (c) with respect to the entire Offer Space and any exercise of such right with respect to only a portion of the Offer Space shall be null and void. For purposes of this paragraph, the phrase "actively negotiating" shall mean that a draft lease has been prepared by either Landlord or said third party and the other party has given comments with respect to such draft lease.

                (ii) In the event Tenant accepts the Offer Space pursuant to clause (i) above, Tenant shall lease the Offer Space subject to the same terms and conditions of the Lease, as modified by the terms and conditions of Landlord's Notice; provided, however, that (A) except as otherwise expressly set forth in Landlord's Notice, no improvement allowances or other concessions contained in the Lease, if any, shall apply to the Offer Space, and (B) the term of Tenant's lease of the Offer Space shall be the greater of sixty (60) months or the number of months necessary to make the term of Tenant's lease of the Offer Space coterminous with the term for the original Premises. If the term of the Offer Space would then exceed the Lease Term for the original Premises, the Lease Term for the original Premises shall be extended automatically to the extent necessary to be coterminous with the term for the Offer Space. If the Lease Term for the original Premises is extended as aforesaid, the Base Rent per rentable square

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foot for the original Premises during any such extended term shall be Landlord's reasonable determination of the Market Rental Rate for such space.

                (iii) If Tenant accepts the Offer Space pursuant to clause (i) above, at the option of either Landlord or Tenant, Landlord and Tenant shall enter into an amendment confirming Tenant's lease of the Offer Space on the aforesaid terms.

                (iv) This Right of First Offer is personal to Tractor Supply Company and shall automatically terminate and be of no further force and effect in the event that Tractor Supply Company assigns or sublets all or any portion of its interest in the Lease.

        2.4 RENTAL PAYMENTS. Commencing on the Rent Commencement Date, Tenant shall pay the Base Rent in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease. Base Rent for any partial calendar month shall be prorated. In addition, Tenant shall pay Additional Rent as set forth in SECTION 2.5 below.

        2.5     ADDITIONAL RENT.

                (a) GENERAL. Any amount required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent.

                (b) COMMON AREA. The term "Common Area" shall mean all areas within the boundaries of the Property available for the non-exclusive use of Tenant and other persons leasing or occupying space on the Property. Without limiting the foregoing, Common Areas shall include parking, access and perimeter roads, landscaped areas, sidewalks, and common utility facilities, if any, serving the Property.

                (c) CAM CHARGES. As used herein, the term "Common Area Maintenance Charges" or "CAM Charges" shall mean the cost for the operation, repair, replacement and maintenance of the Building and Common Areas, including, but not limited to, the following: (i) operating, maintaining, repairing, lighting, cleaning, sweeping, painting, paving and striping and removing snow, ice and debris from the Common Areas; (ii) removing garbage and trash from the Common Areas; (iii) landscaping; (iv) electricity and other utilities used with respect to the Common Areas, including, without limitation, electricity for lighting the Common Areas; (v) insurance premiums and deductibles, Taxes (as hereinafter defined), subject to reduction for Landlord's participation in the Tax Abatement Program pursuant to SECTION 22 below; (vi) the Management Fee,
(vii) fees and assessments imposed by any covenants or owners' associations,
(viii) access patrols, and (ix) maintaining, repairing and replacing the exterior walls, foundation, structural frame, roof and gutters of the Building. The cost of any CAM Charges that are capital in nature shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in CAM Charges. For purposes of this Lease, CAM Charges shall not include the following: (1) principal and interest payments on any mortgages, deeds of trust or other financing encumbrances; (2) leasing commission payable by Landlord; (3) depreciation; (4) the cost of initial construction of the Building and Common Areas; (5) the cost of repairs or replacements necessitated by Landlord's negligence; (6) administrative fees, expenses and overhead charges in excess of the Management Fee; (7) advertising costs; (8) legal fees and expenses, including, without limitation, those relating to leasing and enforcement of other leases, but excluding any legal fees and expenses incurred in connection with any tax contest; (9) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation for which Landlord is reimbursed or compensated therefor through proceeds of insurance or condemnation awards; and (10) costs to repair latent defects in the Building discovered prior to the fourth (4th) anniversary of the Commencement Date. For purposes hereof, Taxes shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or the Common Areas (or against Landlord's business of leasing the Building) by any

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authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Taxes.

                (d) PERSONAL PROPERTY TAXES. Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises.

                (e)     TENANT'S PROPORTIONATE SHARE.

                        (i) Tenant agrees to pay as Additional Rent "Tenant's Proportionate Share" (as herein defined) of CAM Charges.

                        (ii) Landlord shall estimate the total amount of CAM Charges to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord each month, at the same time the Base Rent installments are due, an amount equal to one-twelfth (1/12th) of the estimated CAM Charges for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such CAM Charges (the "Annual Statement") and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Base Rent.

                        (iii) Tenant shall have the right, at any reasonable time within ninety (90) days following receipt of the Annual Statement, to review Landlord's books and records relating to CAM Charges, provided that Tenant shall give Landlord not less than fifteen (15) days' prior written notice of any such review. In the event such review reveals a discrepancy in the CAM Charges, Tenant's Proportionate Share of CAM Charges for such calendar year shall be adjusted accordingly. If the review results in a change of more than ten percent (10%) in Tenant's Proportionate Share of CAM Charges for such calendar year, Landlord shall reimburse Tenant for the reasonable fees and expenses of Tenant's independent professionals, if any, conducting such review of Landlord's books and records. All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Premises, the Building and/or the business park in which the Building is located as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

                        (iv) For purposes of this Lease, "Tenant's Proportionate Share" shall mean a fraction, the numerator of which shall be the rentable area of the Premises, as set forth in EXHIBIT C, and the denominator of which shall be the rentable area of the Building, as set forth in EXHIBIT C. Tenant's Proportionate Share of the cost of CAM Charges (as set forth herein) in any Lease Year having less than three hundred sixty-five (365) days shall be equitably prorated.

                (f) CAP ON CONTROLLABLE EXPENSES. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant's Proportionate Share of Taxes, insurance premiums, utilities, snow removal, costs to maintain, repair and/or replace any dock doors and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay all other Building expenses which are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to a $0.02 per rentable square foot of space within the Premises per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of $0.02 per rentable square foot of space within the Premises in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31, 2004.

        2.6 COVENANTS CONCERNING RENTAL PAYMENTS. Tenant shall pay the Base Rent and Additional Rent (collectively, the "Rent") promptly when due, without notice or demand, abatement, deduction or setoff, except as may otherwise be expressly and specifically provided

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in this Lease. No payment by Tenant, or receipt or acceptance by Agent or
Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis, and the term shall be extended to terminate at the end of the calendar month in which the Expiration Date stated in SECTION 1.6 above occurs.

        2.7     OFFICE AND TRAILER PARKING.

        (a) Tenant shall have the right throughout the Term to use (i) 123 automobile parking spaces in close proximity to the Premises (the "Office Parking") and (ii) thirty-six (36) of the Building's trailer parking spaces (the "Trailer Parking"), both as shown on EXHIBIT B-3 and which Landlord hereby reserves for and allocates to Tenant. Landlord shall have no obligation to police or monitor such reserved spaces; provided, however, Landlord shall mark the Trailer Parking as being for Tenant's exclusive use. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant (but only after Tenant is given notice of such abandoned vehicle and Landlord's intent to tow). All driveways and ingress and egress are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the business park in which the Building is located.

        (b) In addition, Tenant shall have the right throughout the Term to use up to thirty-five (35) additional trailer parking spaces to be constructed by Landlord on a portion of the adjacent land owned by Landlord (the "Additional Trailer Parking Area"), said Additional Trailer Parking Area being shown on EXHIBIT B-3 hereto. Landlord shall construct and install a fence around the Additional Trailer Parking Area at a location mutually agreeable to Landlord and Tenant, provided, that, Tenant shall reimburse Landlord for any actual costs incurred to construct and install such fence to the extent in excess of $13,000. Landlord estimates the actual cost to construct and install such fence to be less than or equal to $13,000. Landlord shall use reasonable speed and diligence to substantially complete the Additional Trailer Parking Area within one hundred fifty (150) days after the Date of Lease, as such date may be extended due to Force Majeure, as defined in SECTION 16.3 BELOW, or Tenant Delay, as defined in
SECTION 4.4(C) above (the "Additional Trailer Parking Date"). If Landlord fails to substantially complete the Additional Trailer Parking Area on or before the fifteenth (15th) day after the Additional Trailer Parking Date, Tenant shall receive one (1) day of free Base Rent and Tenant's Proportionate Share of CAM Charges for each day after such fifteenth (15th) day that the Additional Trailer Parking Area is not substantially complete. Except as set forth in this subsection (b), no liability whatsoever shall arise or accrue against Landlord by reason of its failure to substantially complete the Additional Trailer Parking Area on or before the Additional Trailer Parking Date, and Landlord's inability to complete the Additional Trailer Parking Area on or before said date shall not have any effect on Substantial Completion or the Commencement Date.

SECTION 3. USE OF PREMISES

        3.1 USE OF PREMISES. The Premises shall be used for the purpose(s) set forth in SECTION 1.8 and for no other purpose without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not, at any time, knowingly use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to the Property or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property now in force or which may hereafter be in force, including, without limitation, any recorded covenant, condition or restriction affecting the Property; (d) obstruct or interfere with the rights of other tenants or occupants of the Building or other buildings located within the business park; or (e) exceed the load bearing capacity of the floor of the Premises as set forth in EXHIBIT B-2. In addition, Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. To Landlord's knowledge, the use of the Premises by Tenant for the Permitted Use will not invalidate the policy of insurance currently carried by Landlord with respect to the Building or increase the rate of premiums payable on such policy. If any items stored at the Premises create a nuisance, or otherwise unreasonably interfere with the rights or other tenants or occupants of the Building or other buildings located within the business park, upon written notice from Landlord, Tenant shall take such action as is necessary to cure the problem. If Tenant fails to cure said problem within a reasonable period of time under the circumstances, Landlord shall have the right, but not the obligation, to take such action as Landlord determines is necessary to cure such problem, and Tenant shall reimburse Landlord for all costs and expenses in connection therewith as Additional Rent. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations; provided, however, that Landlord will enforce all rules and regulations with respect to the Building uniformly.

        3.2 SIGNAGE. Tenant, at Tenant's sole cost and expense, shall have the right to (i) install a Building-mounted identification sign (the "Building Sign"), substantially in the form of EXHIBIT E attached hereto, not greater than ten (10) feet by thirty (30) feet in size, which shall include Tenant's name and/or logo, on the parapet wall at the top of the Building, and (ii) install a "V" shaped monument sign (the "Monument Sign") not greater than eight (8) feet by twenty-four (24) feet in size, which shall include Tenant's name and/or logo, at the front of the Building at a location mutually acceptable to Landlord and Tenant. Tenant shall be required to ensure that each of the Building Sign and Monument Sign (collectively, the "Signs"), and Tenant's installation thereof, complies with all laws, rules, regulations and ordinances encumbering the Building; provided, however, that Landlord agrees reasonably to assist Tenant in connection therewith at no cost to Landlord. Without limiting the foregoing, Tenant acknowledges and agrees that Tenant shall be solely responsible for ensuring that the Signs comply with any protective covenants that encumber the Building as of the date of this Lease, and that any failure by Tenant to comply with the terms of said protective covenants (including, without limitation, obtaining any approvals therein required) shall be at Tenant's sole risk and expense. The location, materials, coloring, lettering, lighting and method of installation of the Signs shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall maintain the Signs in good condition and repair and in compliance with all Laws (as hereinafter defined). On or before the expiration or earlier termination of the Lease, Tenant shall be responsible for removing the Signs and returning the surrounding premises to their original condition, reasonable wear and tear excepted. Tenant shall place no other signage on the exterior of the Premises without the prior written consent of Landlord; provided, however, that Tenant shall have the right to place numbering on the truck docks so long as the location, materials, coloring, lettering, lighting and method of installation of such numbering is approved by Landlord. Landlord may immediately remove any signs not in conformity with the Lease.

        3.3 FLAGPOLE. Tenant shall have the right, at Tenant's sole cost and expense, to install a flagpole displaying the flag of the United States of America and/or a flag displaying Tenant's name and/or logo (the "Flagpole"), within the Common Areas outside the Building, provided that (i) the design (including, without limitation, color and materials), contractor and precise location of the Flagpole are reasonably satisfactory to Landlord, and (ii) Tenant's installation, use and maintenance of the Flagpole is in accordance with all applicable federal, state and local laws and regulations, all cultural requirements (i.e., the flag must be either lit or taken down at night), and all covenants encumbering the Building and this Lease. Tenant shall be solely responsible for obtaining any necessary permits and licenses required for the installation, operation and maintenance of the Flagpole; provided, however, that Landlord agrees reasonably to assist Tenant in connection therewith at no cost to Landlord. Tenant shall at all times keep the Flagpole in a clean and orderly condition. Upon the expiration or any earlier termination of the Lease, at Landlord's option (to be exercised, if at all, within thirty (30) days following the expiration or any earlier termination of the Lease), Tenant shall be responsible for all costs of removal of the Flagpole. Tenant shall also be responsible for all costs associated with restoring the Common Areas to their original condition after such removal. Tenant agrees, within thirty (30) days after written notice from Landlord, to remove the Flagpole in the event any governmental entity or applicable law or regulation requires removal thereof after the expiration of any applicable appeal period or Tenant fails to comply materially with the terms stated in this

SECTION 3.3. Tenant's obligations hereunder shall survive the expiration or earlier termination of the Lease.

SECTION 4. CONDITION AND DELIVERY OF PREMISES

        4.1 CONDITION OF PREMISES. Landlord shall construct and install improvements to the Premises in accordance with this SECTION 4.

        4.2 OFFICE PORTION OF INITIAL 260,578 SQUARE FEET. Landlord shall construct and install leasehold improvements to a 7,917 square foot, and 1985 square foot office area located within the Premises (the "Office Improvements") based on the construction drawings and office scope of work attached hereto as EXHIBIT B (collectively, the "Construction Drawings") and in accordance with the terms set forth herein.

                (a) Upon execution of this Lease by Tenant, Tenant shall deliver to Landlord $114,795.93 as partial payment for Tenant's share of the cost to construct and install the Office Improvements. Tenant's failure to deliver said payment shall be a Tenant Delay. Following Substantial Completion, Tenant shall pay to Landlord $114,795.92, representing the remaining portion of Tenant's share of the cost to construct and install the Office Improvements.

                (b) Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Office Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the office portion of the Premises prior to Substantial Completion.

                (c) Tenant shall have the right to request changes to the Construction Drawings at any time by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant shall, within three (3) business days following Tenant's receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Landlord, or (ii) retract its request for the Change Order. Without limiting anything set forth in subsection (a) above, Tenant shall pay to Landlord (or Landlord's designee), within fifteen (15) days following Landlord's request, any increase in the cost to construct and install the Office Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for any increase in cost due to said Change Order.

                (d) Notwithstanding anything to the contrary contained herein, upon an early termination of this Lease for any reason (including, but not limited to, casualty or condemnation) other than for a Landlord default, Tenant shall pay to Landlord, upon demand, all accrued and unpaid interest, together with the unamortized portion of Landlord's cost to construct and install the Office Improvements.

        4.3 WAREHOUSE PORTION. Landlord shall construct and install the following within the warehouse portion of the Premises, as designated in the Scope of Work attached hereto as EXHIBIT B-1 (collectively the "Warehouse Items": demising wall, 30,000 lbs. mechanical levelers, mechanical dock locks, bumpers, a single 110v quadraplex receptacle and dock lights on all doors, two
(2) air changes per hour, an eyewash station, hose bib, ventilation system and epoxy floor covering for 1,500 square feet. In addition, Tenant shall be entitled to a $10,000 allowance for electrical costs and a $20,000 allowance for lighting relocation, which electrical work and lighting relocation shall be performed by Landlord.

        4.4     SUBSTANTIAL COMPLETION.

                (a) Landlord shall use reasonable efforts to Substantially Complete that portion of the Office Improvements related to Tenant's computer room (said computer room being shown on EXHIBIT B-4 attached hereto) and the Warehouse Items (said portion of the

Office Improvements and the Warehouse Items being referred to hereinafter, collectively, as the "Phase I Improvements") on or before November 24, 2003, as such date may be extended due to Force Majeure or Tenant Delay (the "Phase I Date"). If Landlord fails to Substantially Complete the Phase I Improvements on or before the fifteenth (15th) day after the Phase I Date, Tenant shall receive one (1) day of free Base Rent and Tenant's Proportionate Share of CAM Charges for each day after such fifteenth (15th) day that the Phase I Improvements are not Substantially Complete. Except as set forth in this subsection (a), no liability whatsoever shall arise or accrue against Landlord by reason its failure to Substantially Complete the Phase I Improvements on or before the Phase I Date.

                (b) Without limiting subsection (a) above, Landlord shall use reasonable efforts to Substantially Complete the remainder of the Office Improvements (the "Phase II Improvements") on or before the Target Commencement Date, as such date may be extended due to Force Majeure or Tenant Delay (the "Phase II Date"). If Landlord fails to Substantially Complete the Phase II Improvements on or before the fifteenth (15th) day after the Phase II Date, Tenant shall receive one (1) day of free Base Rent and Tenant's Proportionate Share of CAM Charges for each day after such fifteenth (15th) day that the Phase II Improvements are not Substantially Complete. Except as set forth in this subsection (b), no liability whatsoever shall arise or accrue against Landlord by reason its failure to Substantially Complete the Phase II Improvements on or before the Phase II Date.

                (c) For purposes hereof, Substantial Completion (or any grammatical variation thereof) shall mean, with respect to the Phase I Improvements only, completion of construction of the Phase I Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Phase I Improvements. For purposes hereof, Substantial Completion (or any grammatical variation thereof) shall mean, with respect to the Phase II Improvements only, completion of construction of the Phase II Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Phase II Improvements, the completion of which will not materially affect Tenant's use and occupancy of the Premises, as established by the delivery by Landlord to Tenant of a certificate of occupancy for the Premises issued by the appropriate governmental authority. Notwithstanding anything to the contrary contained herein, if Substantial Completion of the Phase I Improvements and/or the Phase II Improvements (collectively, the "Tenant Improvements") is delayed beyond the Target Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay.

                (d) For purposes hereof, Tenant Delay shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant's failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) Tenant's requirements for special work or materials, finishes or installations other than Building standard, (iv) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (v) Landlord's inability to obtain an occupancy permit for the Premises because of the need for completion of all or a portion of improvements being installed in the Premises directly by Tenant, and (vi) any other act or omission of Tenant.

        4.5 EXPANSION SPACE IMPROVEMENTS. Tenant shall have the right to request that Landlord construct and install various improvements within the Expansion Space (the "Expansion Space Improvements") by delivering to Landlord, on or before May 30, 2005, a space plan for the Expansion Space Improvements in detail reasonably acceptable to Landlord. Provided Tenant delivers such space plan as aforesaid, Landlord shall construct and install the Expansion Space Improvements in accordance with this SECTION 4.5.

                (a) Within thirty (30) days after Landlord's receipt of the space plan for the Expansion Space Improvements, Landlord shall prepare and submit to Tenant (i) a set of construction drawings (the "Expansion CD's") covering all work to be performed by Landlord in constructing the Expansion Space Improvements to the Expansion Space in accordance with said space plan, and (ii) a statement of the cost to construct and install the Expansion Space Improvements (the "Expansion Cost Statement"). Tenant acknowledges and agrees that (A) the cost to construct and install the Expansion Space Improvements shall include design fees, (B) the cost to construct and install the Expansion Space Improvements shall include a fee payable to the project's construction manager or general contractor, (C) that such construction manager or general contractor may be a subsidiary, affiliate or employees of Landlord, and (D) said fee shall be included in the Expansion Cost Statement and applied against the Expansion Allowance (as hereinafter defined). Tenant shall have five (5) days after receipt of the Expansion CD's and the Expansion Cost Statement in which to review both the Expansion CD's and the Expansion Cost Statement and to give Landlord written notice of Tenant's approval of the Expansion CD's or its requested changes to the Expansion CD's. Tenant shall have no right to request any changes to the Expansion CD's that would materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant fails to approve or request changes to the Expansion CD's within five (5) days after its receipt of the Expansion CD's and the Expansion Cost Statement, then Tenant shall be deemed to have approved the Expansion CD's and the Expansion Cost Statement and the same shall thereupon be final. If Tenant requests any changes to the Expansion CD's, Landlord shall make those changes that are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Expansion CD's (and, to the extent applicable, the revised Expansion Cost Statement) to Tenant. Tenant may not thereafter disapprove the revised portions of the Expansion CD's unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Expansion CD's and the Expansion Cost Statement, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Expansion CD's and the Expansion Cost Statement, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant's consent to the Expansion CD's and acknowledge the Expansion Cost Statement in writing within three (3) days following Landlord's written request therefor.

                (b) Tenant shall be responsible for the cost to construct and install the Expansion Space Improvements only to the extent that the Expansion Cost Statement, taking into account any increases or decreases resulting from Expansion Change Orders (as hereinafter defined), exceeds $35,000 (the "Expansion Allowance"). If the Expansion Cost Statement shows that the cost to construct and install the Expansion Space Improvements exceeds the Expansion Cost Statement (such excess being referred to herein as the "Expansion Space Excess Cost"), Tenant shall pay the Expansion Space Excess Cost to Landlord within ten (10) days following Landlord's written request therefor. Notwithstanding the foregoing, Tenant shall have the option (which option shall be exercised, if at all, by written notice to Landlord within five (5) days following Landlord's delivery of its request for payment) to amortize up to $20,000 of the Expansion Space Excess Cost over the remainder of the Initial Term on a straight-line basis at an annual rate of ten percent (10%), which amortization payments shall commence as of the first day of the calendar month immediately succeeding Landlord's substantial completion of the Expansion Space Improvements and thereafter shall be paid monthly in the same manner as Base Rent. At the request of either party, Landlord and Tenant shall enter into an amendment to the Lease confirming the amortization set forth herein. Upon an early termination of this Lease for any reason (including, but not limited to, casualty or condemnation) other than for a Landlord default, Tenant shall immediately pay to Landlord all accrued and unpaid interest due and payable on the Expansion Space Excess Cost being amortized, together with the unamortized portion of the Expansion Space Excess Cost. Tenant's failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Expansion Improvements until such payment is received. In addition, all delinquent payments shall accrue interest at 15% per annum. If the Expansion Allowance exceeds the Expansion Cost Statement (taking into account any increases or decreases resulting from any Expansion Change Orders), such savings shall be the property of Landlord.

        (c) Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Expansion Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Expansion Space prior to substantial completion thereof, which for purposes of this
SECTION 4.5 shall mean completion of construction of the Expansion Space Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Expansion Space.

        (d) Tenant shall have the right to request changes to the Expansion CD's at any time by way of written change order (each, an "Expansion Change Order", and collectively,

"Expansion Change Orders"). Provided such Expansion Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Expansion Change Order (the " Expansion Change Order Memorandum of Agreement"). Tenant shall, within three (3) business days following Tenant's receipt of the Expansion Change Order Memorandum of Agreement, either (i) execute and return the Expansion Change Order Memorandum of Agreement to Landlord, in which case the Expansion Cost Statement shall be deemed modified automatically to take into account said Expansion Change Order, or (ii) retract its request for the Expansion Change Order. If, after taking the Expansion Change Order into account, the cost to construct and install the Expansion Space Improvements, will exceed the Expansion Allowance, then, at Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within fifteen (15) days following Landlord's request, any increase in the cost to construct and install the Expansion Improvements resulting from the Expansion Change Order, as set forth in the Expansion Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in an Expansion Change Order until such time as Tenant has delivered to Landlord the Expansion Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for any increase in the Expansion Cost Statement.

SECTION 5. SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES

        5.1 SUBORDINATION. Provided that Tenant is provided with a reasonable and customary subordination, nondisturbance and attornment agreement duly executed by the holder of any Mortgage (as hereinafter defined) or the landlord pursuant to any ground lease, this Lease shall be subject and subordinate at all times to all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Property are situated and to any Mortgage that may now exist or be placed upon the Property, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or any Mortgage. For purposes of this Lease, "Mortgage" shall mean any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof, and any amendments, modifications, extensions or renewals thereof.

        5.2 ESTOPPEL CERTIFICATES. Tenant agrees, from time to time and within ten (10) business days after request by Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord, including, without limitation, a certification from Tenant (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which Base Rent and Additional Rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed. Failure by Tenant to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this SECTION may be relied upon by any prospective purchaser or mortgagee of the Property or of any interest therein or any other Landlord designee.

SECTION 6. QUIET ENJOYMENT

        6.1 POSSESSION. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord.

        6.2     APPLICABLE LAW.

                (a) EXISTING LAWS. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements and all judicial and administrative decisions relating thereto, or any covenants encumbering the Property (collectively, "Laws") in existence as of the date of the Lease require an alteration or modification of the Building or Common Areas (a "Code Modification") and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord's sole cost and expense, and not included in CAM Charges.

                (b) LAWS - LANDLORD RESPONSIBILITY. If, as a result of one or more Laws that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Common Areas that (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in CAM Charges without being subject to any applicable cap on expenses set forth herein.

                (c) LAWS - TENANT RESPONSIBILITY. If, as a result of one or more Laws, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Common Areas that is made necessary as a result of the specific use being made by Tenant of the Premises or as a result of any alteration of the Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

        6.3 BUILDING COMPLIANCE. Without limiting SECTION 6.2 above, Landlord represents and warrants to Tenant that, to Landlord's actual knowledge, the design and construction of the Building materially complies with all Laws in effect as of the date of the Lease, excepting therefrom any requirements related to Tenant's specific use of the Premises.

        6.4 ADA COMPLIANCE. Landlord, at its sole cost and expense, shall be responsible for causing the Building to comply with Title III of the American with Disabilities Act of 1990 (the "Disabilities Act"), or the regulations promulgated thereunder (as the Disabilities Act is in effect and pertains to the general public), as of the date of the Lease. During the Lease Term, Tenant shall be responsible, at its sole cost and expense, for causing the Building, the Common Areas and the Premises to comply with the Disabilities Act as a result of (a) any special requirements of the Disabilities Act relating to accommodations for individual employees, invitees and/or guests of Tenant, and
(b) any alterations made to the Premises by Tenant.

SECTION 7. ASSIGNMENT, SUBLETTING AND MORTGAGING

        7.1 PROHIBITION. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use set forth in SECTION 3 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease in whole or in part: (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may be given or withheld in Landlord's reasonable discretion, other than the assignment by Tenant to a Permitted Transferee, as described in SECTION 7.3 below. By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion
(i) the purposes for which the proposed transferee intends to use the Premises are not in keeping with the standards of Landlord for the Building and may have a material adverse affect on the existing structural or physical condition of the Premises; (ii) the proposed assignee or subtenant has an Unacceptable Business Reputation (as hereinafter defined); (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is (A) a current tenant at the park in which the Building is located or (B) a bona-fide third-party prospective tenant who Landlord has received a proposal from or submitted a proposal to within ninety (90) days prior to the date of Tenant's request to assign or sublet. For purposes of this Lease, Unacceptable Business Reputation shall mean any of the following: (x) the conduct of a business that violates accepted social mores or otherwise suggests moral turpitude, whether because of the name or inherent nature of the underlying business, or (y) a business whose equity owners, officers or principal employees have committed serious criminal or unlawful acts, or have been subject to media publicity regarding criminal investigations, workplace violations or other unlawful acts or behavior that could be reasonably expected to draw negative attention to the Premises, or (z) Landlord has had prior business dealings with the proposed assignee or sublessee, during which such proposed assignee or sublessee acted in a disreputable manner. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord (other than to a Permitted Transferee) shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. Any consent by Landlord to any assignment or sublease shall not be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease. Subject to SECTION 7.3 below, any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer that requires Landlord's prior written consent.

        7.2 RIGHTS OF LANDLORD. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this SECTION 7. If Landlord refuses to give its consent to any proposed assignment or subletting, and within five (5) business days after written notice of such refusal to Tenant, Tenant fails to retract its request, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease. In the event that Tenant assigns or sublets the Premises or any part thereof, and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord, as Additional Rent, 50% of such excess rent and/or other consideration. Tenant agrees to pay Landlord $500.00 upon demand by Landlord to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Premises.

        7.3 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in SECTION 7.1 above, Tenant shall have the right, without Landlord's consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets in property, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose hereof (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and
(ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease.

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

SECTION 8. COMPLIANCE WITH LAWS

        8.1 COMPLIANCE WITH LAWS. Except to the extent such are Landlord's responsibility under SECTIONS 6 above or 8.3 below, Tenant shall, at its sole expense, comply with all Laws pertaining to the Premises or Tenant's use thereof, including, without limitation, any restrictions of record affecting the Property, any and all Environmental Laws, which for purposes hereof shall mean and refer to all laws pertaining to Hazardous Materials (as hereinafter defined) or which otherwise deal with or relate to air or water quality, air emissions, soil or ground conditions or other environmental and ecological matters of any kind, whether or not any of the foregoing were in effect at the time of the execution of this Lease. If any license or permit is required for the conduct of Tenant's business in the Premises (other than a certificate of occupancy which shall be obtained by Landlord), Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain in good standing such license or permit. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Laws or requirement of any governmental or administrative authority with respect to the Premises or the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Laws pertaining to the Premises have been violated, shall be conclusive of that fact as between Landlord and Tenant.

        8.2 HAZARDOUS MATERIALS. As used herein, the term "Hazardous Materials" shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not air-borne) which is or may be deemed to be or include a pesticide; petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant which is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which presents a risk to public health or to the environment, and which is or becomes regulated by any Environmental Law.

        8.3 LANDLORD COMPLIANCE. In connection with the operation of the Premises, Landlord represents and warrants that to the extent not the obligation of Tenant, any other tenant or occupant of the Building or any other person or entity, Landlord shall comply in all material respects with all Laws pertaining to the construction of the Premises, including, without limitation, any restrictions of record affecting the Property, including any and all Laws pertaining to Hazardous Materials, or all Environmental Laws applicable to the Premises.

        8.4 RESTRICTIONS ON TENANT. Except for small quantities used or stored in compliance with all applicable Environmental Laws in the ordinary course of Tenant's conduct of its business at the Premises for the Permitted Use, Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Materials on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Materials without the prior written consent of Landlord, and then the use, storage or disposal of such Hazardous Materials shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry. Tenant shall immediately notify Landlord of (a) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Premises, or (b) the presence or suspected presence of any Hazardous Materials on, under or about the Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (a) and (b) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Materials on, under or about the Premises.

        8.5 LANDLORD'S RIGHTS. Landlord and its agents shall have the right, but not the duty, at Landlord's sole expense (except as otherwise set forth in SECTION 16.2 below), upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Materials on, under or about the Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

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

        8.6. LANDLORD'S REPRESENTATION AND INDEMNITY. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not have any liability to Landlord under this Lease resulting from any Hazardous Materials existing or generated at, in, on, under or in connection with the Premises prior to the date hereof except to the extent Tenant exacerbates the same. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant (with the exception of any and all punitive or consequential damages) by reason of Hazardous Materials located upon or within the Premises prior to the date of this Lease. Notwithstanding the foregoing, Landlord shall have the right to undertake and perform any studying, remedying, removing, disposing or otherwise addressing the existence of any Hazardous Materials that are the responsibility of Landlord hereunder and of all communications with regulatory or governmental agencies with respect thereto, and Tenant shall not perform such acts and communications nor be entitled to any indemnification hereunder unless (a) Tenant is specifically required by Environmental Laws to perform such acts, and
(b) Landlord has failed or refused to perform such acts and communications after having been afforded reasonable written notice by Tenant and having had reasonable opportunity to perform such acts and communications.

SECTION 9. INSURANCE

        9.1 TENANT INSURANCE. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of (a) Special Form Insurance (which insurance shall not exclude flood and earthquake) in the amount of the full replacement cost of Tenant's trade fixtures, merchandise, inventory, personal property, and Tenant's improvements (other than those improvements, if any, made pursuant to SECTION 4 above) and betterments, which insurance shall include an agreed amount endorsement waiving coinsurance; (b) Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, and fire damage) covering the Premises and Tenant's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies; provided, however, aggregate amounts may not be used to satisfy such limit; (c) Worker's Compensation insurance in amounts required by applicable law; and (d) Business Income Insurance covering rental income of two (2) years. Said policies shall (i) name Landlord, Agent, and any party holding an interest to which this Lease may be subordinated as additional insureds (except that such requirement shall not be applicable to the worker's compensation insurance required to be maintained by Tenant), (ii) be issued by an insurance company with a Best rating of A X or better and otherwise reasonably acceptable to Landlord and licensed to do business in the state in which the Property is located, (iii) provide that said insurance shall not be materially changed or canceled unless thirty (30) days' prior written notice shall have been given to Landlord, (iv) provide coverage on an occurrence basis;
(v) provide coverage for the indemnity obligations of Tenant under this lease;
(vi) contain a severability of insured parties provision and across liability endorsement; (vii) be primary, not contributing with, and not in excess of coverage which Landlord may carry; (viii) include a hostile fire endorsement; and (ix) otherwise be in such form and include such coverages as Landlord may reasonably require. Said policy or policies or, at Landlord's option, Certificate of Insurance on the so-called "ACORD" form 27 evidencing said policies, shall be delivered to Landlord by Tenant upon commencement of, the Lease and renewals thereof shall be delivered at least thirty (30) days prior to the expiration of said insurance. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance, Landlord may obtain such insurance on Tenant's behalf and Tenant shall promptly reimburse Landlord therefor.

        9.2 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, to the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right each may have against the other on account of any loss of or damage to their respective property, the Premises, its contents, or other portions of the Building arising from any risk which is insured against or required to be insured against by Landlord or Tenant under this Lease. In addition, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss, injury, or damage to an employee of the other arising out of such employee's employment relationship. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims that might give rise to a right of subrogation by any insurance carrier. The

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

coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier that conforms to the provisions of this SECTION.

SECTION 10. ALTERATIONS

        10.1 PROCEDURAL REQUIREMENTS. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as "Alterations"), provided that Tenant first obtains the written consent of Landlord in each instance. Notwithstanding the foregoing, Landlord's consent to non-structural Alterations shall not be required, provided that: (a) the Alterations are non-structural and the structural integrity of the Property shall not he affected; (b) the proper functioning of the mechanical, electrical, heating, ventilating, air conditioning ("HVAC"), sanitary and other service systems of the Property shall not be adversely affected; (c) the Alterations are not reasonably likely to have a material adverse effect on the Property; (d) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (e) the Alterations shall conform with all other requirements of this Lease; (f) Tenant provides Landlord with prior written notice of its intention to make such Alterations stating in reasonable detail the nature, extent and estimated cost of such Alterations, and to the extent customary to the proposed Alteration, a set of reasonably detailed plans for the Alteration; and (g) such Alterations do not exceed Fifty Thousand Dollars ($50,000.00) in cost in any one instance and Two Hundred Fifty Thousand Dollars ($250,000.00) in cost in the aggregate during the Lease Term. If applicable, Tenant shall not permit alterations in or to the Premises unless and until Landlord has approved the plans and the contractor in writing. As a condition of Landlord's approval, Landlord may require Tenant to remove the Alterations and restore the Premises upon termination of this Lease; otherwise, all such Alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. After obtaining Landlord's consent to the structural Alterations, Tenant shall give Landlord at least five (5) days' prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of commencement of construction, non-responsibility or the like, at the Premises.

        10.2 PERFORMANCE OF ALTERATIONS. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, restrictions of record affecting the Property and with Landlord's reasonable rules and regulations or any other restrictions that Landlord or Agent may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established by Landlord or Agent. Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and, where applicable, shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

        10.3 LIEN PROHIBITION. Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises, the Property, or Tenant's leasehold estate. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof; or, if acceptable to Landlord, in its' reasonable determination, Tenant may procure (for Landlord's benefit), a bond or other protection against any such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in
SECTION 21.3 below, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.

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

SECTION 11. LANDLORD'S AND TENANT'S PROPERTY

        11.1 LANDLORD'S PROPERTY. Subject to SECTIONS 11.2 and 19.1 below, and except as otherwise expressly set forth in this Lease, the Tenant Improvements and Expansion Space Improvements and all fixtures, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant, and shall not be removed by Tenant at the Expiration Date unless Landlord requests their removal. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent; any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations.

        11.2 TENANT'S PROPERTY. All movable non-structural partitions, business and trade fixtures (including, but not limited to, the racking and sorting equipment installed by Tenant, machinery and equipment, communications equipment and office equipment, that are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Property) and all furniture, furnishings and other articles of movable Personal property owned by Tenant and located in the Premises (collectively, the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof. At or before the Expiration Date, or promptly after any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Property resulting from any installation and/or removal of Tenant's Property.

SECTION 12. REPAIRS AND MAINTENANCE.

        12.1 TENANT REPAIRS AND MAINTENANCE. Tenant shall, at its expense, maintain in good condition, regularly servicing and promptly making all repairs and replacements thereto, the Premises, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors (with the exception of dock doors), and sprinkler and plumbing systems. In addition, Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems (and provide Landlord with a copy thereof), which contract shall meet or exceed Landlord's standard maintenance criteria and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. Notwithstanding the foregoing, and subject to Tenant's waiver in SECTION
9.2 of the Lease or any other provision of this Lease, Tenant shall not be responsible for repairs or replacements to the Premises to the extent necessitated by the willful misconduct or negligent acts of Landlord or its agents, independent contractors, vendors, suppliers, or employees, in which case such repair or replacement shall be performed by Landlord at its expense. Tenant shall also be responsible for all cost and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from (i) the performance or existence of any Alterations, (ii) the installation, use or operation of Tenant's Property in the Premises, (iii) the moving of Tenant's Property in or out of the Property, or (iv) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant. Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Property and the mechanical, electrical, sanitary, HVAC, or other systems of the Property or Premises shall be performed by appropriately licensed contractors and Tenant shall notify Landlord, in writing, and identifying the selected contractor(s), prior to the commencement of any such repairs or replacements. All such repairs or replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

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

        12.2 LANDLORD REPAIRS. During the Lease Term, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls (including, without limitation, all dock doors), foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in CAM Charges; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers, contractors or invitees, Landlord shall make such repairs solely at Tenant's expense. Landlord agrees to commence the repairs, replacements or restoration described in this SECTION 12.2 promptly following Landlord becoming aware of such repair or replacement or promptly following the receipt of written notice from Tenant stating the need for such repairs.

SECTION 13. UTILITIES.

        Tenant shall purchase all utility services directly from the utility or municipality providing such service; provided, however, if any utility services are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities had been directly billed by the utilities or service providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. In addition, Tenant shall provide for scavenger, cleaning and extermination services; and shall pay for such services when payments are due. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of
(a) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (b) the Property's HVAC systems.

SECTION 14. INVOLUNTARY CESSATION OF SERVICES

        14.1 CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, upon reasonable prior notice (except where emergency circumstances exist, in which event no notice shall be required) to stop service of the HVAC, electric, sanitary, elevator (if any), or other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for a reasonable time necessary by reason of (a) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent in good faith deems necessary, or (b) any other cause beyond Landlord's reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord's or Agent's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent.

        14.2 RENT ABATEMENT. Notwithstanding SECTION 14.1 above, to the extent that (a) such interruption of service is within Landlord's or Agent's reasonable control, and (b) such interruption of service renders the Premises or any portion of the Premises untenantable for a period of five (5) consecutive business days after Landlord receives written notice from Tenant of such interruption of service, Base Rent and Tenant's Proportionate Share of CAM Charges shall abate with respect to the area which is affected for each such consecutive day after said five (5) business day period that such area of the Premises is so rendered until such service is restored (the "Abatement"). The Abatement shall equal the Base Rent and Tenant's Proportionate Share of CAM Charges due for the period of the interruption with respect to the square footage affected. In addition, Tenant shall receive a credit for the Base Rent and Tenant's Proportionate Share of CAM Charges paid by Tenant prior to said fifth (5th) business day, but after the second (2nd) business day of interruption with respect to the square footage affected. Provided, however, to the extent that such interruption is caused or continues as a result of (i) Force Majeure, (ii) the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees, or (iii) any other cause outside Landlord's or Agent's reasonable control, Tenant shall not be entitled to any abatement hereunder. The Premises shall be considered untenantable if Tenant does not use the Premises or portion thereof affected in the conduct of its normal business operations as a result of said interruption of service to the Premises. It is agreed and understood that Tenant shall not use nor be entitled to use the Premises or portion thereof affected to conduct its normal business operations

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

during any day for which Landlord is obligated to abate rent hereunder. The abatement herein provided shall be Tenant's sole and exclusive remedy for interruption of service. Landlord agrees to use its reasonable efforts to restore such utility service as soon as possible.

SECTION 15. LANDLORD'S RIGHTS.

        Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency, in which event no notice shall be required) (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to the Premises and/or in or to the Property or its facilities and equipment as Landlord is required or desires to make. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to avoid interference with Tenant's business operations and Tenant's occupancy and use of the Premises. Additionally, Landlord and Agent shall have the following rights exercisable on reasonable notice to Tenant (except in, the event of emergency in which event no notice shall be required), without liability to Tenant, and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to have pass keys, access cards, or both, to the Premises; and (ii) to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy at any time after Tenant vacates or abandons the Premises for more than thirty (30) consecutive days or with, no intention of reoccupying the Premises. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants and erect a "For Lease" sign thereon.

SECTION 16. NON-LIABILITY AND INDEMNIFICATION

        16.1 NON-LIABILITY. Except to the extent of Landlord's negligence or willful misconduct not otherwise waived pursuant to SECTION 9.2 above or any other provision of this Lease, none of Landlord, Agent, any other managing Agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except to the extent of Landlord's negligence or willful misconduct not otherwise waived pursuant to
SECTION 9.2 above or any other provision of this Lease, none of Landlord, Agent, any other managing agent, or their respective partners, directors, officers, agents and employees shall be liable (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) any latent defect in the Premises or the Property; (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice; or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same. Notwithstanding the foregoing, nothing contained in this SECTION 16.1 shall override (or be deemed to override) the waivers contained in SECTION 9.2 above.

        16.2    INDEMNIFICATION.

                (a) TENANT INDEMNIFICATION. Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, "Landlord Indemnified Parties") harmless from and against any and all Landlord Losses (defined below) to the extent arising from or in connection with (i) the Premises or any business therein, or any work, Tenant Improvements, or Alterations done, or any condition created (other than by Landlord) in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (ii) any act, omission or negligence of Tenant or Tenant's agents, employees, contractors, customers or invitees (collectively, the "Tenant's Parties"); (iii) any accident, injury or damage whatsoever (unless caused by Landlord's negligence) occurring in, at or upon either or both the Property and the Premises; (iv) any breach by Tenant of any of its warranties, representations or covenants under this Lease; (v) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code and relating to Tenant; (vi) any violation or alleged violation by Tenant of any Laws, including, without limitation, any Environmental Laws; (vii) any breach of the provisions of Article 8 by Tenant or any of Tenant's Parties; (viii) any generation, transport, storage, use, treatment, or disposal on, about or from the Premises or the Property of any Hazardous Materials by Tenant or any of Tenant's Parties; (ix) claims for work or labor performed or materials supplies furnished to or at the request of Tenant; and (x) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease (collectively, "Tenant's Indemnified Matters"). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant's Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term "Landlord Losses" shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises or the Property, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid ill settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, reasonable attorneys' fees actually incurred without regard to statutory interpretation and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. Notwithstanding the foregoing, nothing contained in this SECTION 16.2(A) shall override (or be deemed to override) the waivers contained in SECTION 9.2 above. The provisions of this SECTION 16.2(A) shall survive the expiration or termination of this Lease.

                (b) LANDLORD INDEMNIFICATION. Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Tenant's Losses (defined below) actually incurred by Tenant and resulting from the negligence or willful misconduct of Landlord, Agent, and its and their contractors and employees. In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The term "Tenant Losses" shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature (including, without limitation, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, reasonable attorneys' fees and expenses actually incurred without regard to statutory interpretation and consultants' fees and expenses, and the costs that are in any way related to any matter covered by the foregoing indemnity. Notwithstanding the foregoing, nothing contained in this SECTION 16.2(B) shall override (or be deemed to override) the waivers contained in SECTION 9.2 above. The provisions of this SECTION 16.2(B) shall survive the expiration or termination of this Lease.

        16.3 FORCE MAJEURE. The obligations of the parties hereunder shall not be affected, impaired or excused, and neither Landlord nor Tenant shall have any liability whatsoever to the other, with respect to any act, event or circumstance arising out of (a) Landlord's or Tenant's (as the case may be) failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or any other cause, whether similar or dissimilar, beyond Landlord's or Tenant's (as the case may be) reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or, others serving the Property, beyond Landlord's or Tenant's (as the case

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may be) reasonable control; provided, however, in no event shall the provisions of this SECTION 16.3 apply to Tenant's obligations to pay Base Rent and Additional Rent hereunder.

SECTION 17. DAMAGE OR DESTRUCTION

        17.1 NOTIFICATION AND REPAIR. Tenant shall give prompt notice to Landlord and Agent of any fire or other casualty to the Premises or the Property. Subject to the provisions of SECTION 17.3 below, if the Property or the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Property and/or the Premises (except for Tenant's Property and any Tenant Alterations) which repairs shall be commenced within ten (10) days after the later to occur of (a) notice to it of the damage or destruction, and (b) the adjustment of the insurance proceeds attributable to such damage and such repairs shall be performed with reasonable dispatch thereafter. Subject to the provisions of
SECTION 17.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property pursuant to this SECTION. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

        17.2 RENTAL ABATEMENT. If (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible, or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

        17.3 TOTAL DESTRUCTION. If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the opinion of a reputable contractor or architect designated by Landlord) (a) its repair or restoration requires more than one hundred eighty (180) days, or (b) the damage (i) requires the expenditure of more than fifty percent (50%) of the full insurable value of the Property immediately prior to the casualty; and (ii) occurs during the last two
(2) years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within ten (10) days after Landlord delivers to Tenant written notice of the opinion of said contractor or architect, but in all events prior to the commencement of a restoration of the Premises or the Property by Landlord. In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. Provided, however, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, "Superior Parties") or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of, the Premises or the Property, then Landlord may, at Landlord's sole option, terminate this Lease by giving Tenant written notice to such effect within thirty (30) days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord's election to terminate this Lease. For purposes of this SECTION 17.3 only, "full insurable value" shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

SECTION 18. EMINENT DOMAIN

        If the whole, or any substantial portion, of the Property is taken or condemned for any public use under any Laws or by right of eminent domain, or by private purchase in lieu thereof (collectively, a "Taking"), Landlord may terminate this Lease effective when the physical taking of said Premises occurs, by giving written notice to Tenant on or before such physical taking.

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

In the event of a Taking that would prevent or materially interfere with the Permitted Use of the Premises, Tenant shall have the right to terminate this Lease effective when the physical taking of said Premises occurs by giving written notice to Landlord on or before such physical taking. In the event of a Taking of less than a substantial portion of the Property, or if the Taking is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a Taking, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, Tenant may make a claim for damages provided such amount if not subtracted from Landlord's award, in which case any compensation specifically awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

SECTION 19. SURRENDER AND HOLDOVER

        19.1 SURRENDER. On the last day of the Term, or upon any earlier termination of this Lease; or upon any re-entry by Landlord upon the Premises,
(a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, (b) Tenant shall remove (i) all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease, (ii) any of Tenant's Alterations (which term expressly excludes any Tenant Improvements) designated for removal by Landlord pursuant to SECTION 10 above, and (iii) all of Tenant's wiring and cabling; provided, however, that Tenant shall not be required to remove Tenant's wiring and cabling (including above ceiling) provided that such wiring and cabling is left in good and usable condition as originally designed for the next tenant's use of the Premises, (c) Tenant shall promptly repair any damage caused by such removal. If Tenant fails to do so, Landlord may restore the Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All of said property that is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. This SECTION 19.1 shall survive the termination or expiration of this Lease.

        19.2 HOLDOVER. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (a) Tenant shall be deemed a tenant-at-will; (b) Tenant shall pay one hundred fifty percent (150%) of the aggregate of the Base Rent last prevailing hereunder, and also shall pay all damages sustained by Landlord, directly by reason of Tenant's remaining in possession after the expiration or termination of this Lease; (c) there shall be no renewal or extension of this Lease by operation of law; and (d) the tenancy-at-will may be terminated upon thirty (30) days' written notice from Landlord. The provisions of this SECTION
19.2 shall not constitute a waiver by Landlord of any remedies of Landlord in the event of a holdover (including, without limitation, re-entry rights of Landlord provided hereunder or by law) or a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease.

SECTION 20. EVENTS OF DEFAULT

        20.1 DEFAULT PROVISIONS. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder and such failure remains uncured for a period of (i) five (5) business days following written notice from Landlord on the two (2) occasions in any twelve (12) month period, and (ii) within five (5) business days after the same is due on any subsequent occasion within said twelve (12) month period, or (b) if Tenant fails to timely comply with the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of thirty (30) days after Landlord's delivery to Tenant of written notice of such default under this SECTION 20.1(B); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then Landlord shall not exercise its remedies under SECTION 21 unless such default remains uncured beyond a reasonable time period required to cure such default not to exceed one hundred fifty (150) days after Landlord's notice, or (c) Tenant shall assign or sublet all or a portion of the Premises in contravention of the provisions of SECTION 7 of this Lease.

        20.2 BANKRUPTCY OF TENANT. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within ninety (90) days, or whenever a petition is filed by or against (to the extent not dismissed within ninety (90) days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law or like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

SECTION 21 RIGHTS AND REMEDIES

        21.1 LANDLORD'S CURE RIGHTS UPON DEFAULT OF TENANT. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant upon compliance with any notice requirements and cure periods set forth in SECTION 21.

        21.2 LANDLORD'S REMEDIES. In the event of any default by Tenant under this Lease, Landlord, at its option, and after the proper notice and cure period, but without additional notice or demand from Landlord, if any, as provided in SECTION 21 has expired, shall, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity have the following rights and remedies:

        (a) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any improvement allowance and brokerage fees paid in connection with the Lease.

        (b) Terminate this Lease as provided in subparagraph (a) above and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the WALL STREET JOURNAL), of (A) the Base Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the period for the remainder of the Lease Term had this Lease not been terminated (said period being referred to herein as the "Remaining Term"), LESS (B) the aggregate reasonable rental value of the Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Georgia who has at least ten (10) years of experience;
(ii) the costs of recovering possession of the Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees actually incurred (without regard to statutory interpretation) and the cost to prepare the Premises for re-letting (all costs and expenses set forth in this clause (ii) being referred to herein, collectively, as the "Default Damages"); and (iii) the unpaid Base Rent and Additional Rent that accrued prior to the date of termination, plus any interest and late fees due hereunder and any other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises. The amount as calculated above shall be deemed immediately due and payable. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Tenant expressly acknowledges and agrees that the liabilities and remedies specified in this subparagraph (b) shall survive the termination of this Lease. Notwithstanding the foregoing, Landlord acknowledges and agrees that so long as Tractor Supply Company or its Permitted Transferee is the Tenant hereunder, Landlord shall not be entitled to recover payment of the amount set forth in clause (i) above.

        (c) Without terminating this Lease, terminate Tenant's right to possession of the Premises as of the date of Tenant's default (after the expiration of all applicable notice and cure periods), and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Premises, and Tenant shall immediately surrender the Premises to Landlord; and (ii) Landlord may re-enter the Premises and dispossess Tenant and any other occupants of the Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Thereafter, Landlord may, but shall not be obligated to, re-let all or any part of the Premises as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the Remaining Term, together with all Default Damages. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Premises shall be deemed to terminate the Lease.

        (d) Allow the Premises to remain unoccupied and collect rent from Tenant as it comes due; provided, however, that to the extent required by applicable law, Landlord shall use reasonable efforts to mitigate its damages.

        21.3 ADDITIONAL RIGHTS OF LANDLORD. Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including reasonable attorneys fees (through all appellate proceedings) actually incurred (without regard to statutory interpretation), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this SECTION, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of five percent (5%) per annum above the "prime" or "reference" or "base" rate of interest publicly announced as such, from time to time, by Bank of America, N.A. from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

        21.4 EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) "adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code
Section 365 will include (but not be limited to) payment of an additional/new security deposit in (the amount of two (2) times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent"; shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other charges hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

        21.5 TENANT'S CURE RIGHTS. If Landlord defaults in the performance of any of its obligations under this Lease, Tenant shall give written notice of such failure to Landlord, and Landlord shall have thirty (30) days to cure any such default, except to the extent such failure is of an emergency nature, in which event Landlord shall cure such default within a reasonable time under the circumstances; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. As to Landlord's maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within the time period set forth above, Tenant may undertake all reasonable action to cure Landlord's failure of performance. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant's contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost. If Landlord does not reimburse Tenant or give Tenant notice of objection to such reimbursement within ninety (90) days following Tenant's demand as aforesaid, , Tenant shall have the right to set off said reimbursement from Tenant's Proportionate Share of CAM Charges payable by Tenant to Landlord hereunder.

SECTION 22. TAX ABATEMENT PROGRAM

        22.1 APPLICATION. Landlord acknowledges that it has agreed to participate in the Winder-Barrow County real estate tax abatement program (the "Tax Abatement Program") for the benefit of Tenant. Landlord and Tenant heretofore filed the application for the Tax Abatement Program. Tenant shall cooperate fully with Landlord in connection with its participation in the Tax Abatement Program. Tenant acknowledges that participation in the Tax Abatement Program requires that Tenant generate a minimum of one hundred (100) jobs at the Premises (the "Job Requirement"). Tenant hereby agrees to (a) satisfy the Job Requirement within the time period required under the Tax Abatement Program, (b) maintain the Job Requirement throughout as long as the Tax Abatement Program is in effect, and (c) file any required documents confirming Tenant's satisfaction of the Job Requirement.

        22.2 REIMBURSEMENT. Tenant shall promptly reimburse Landlord for any and all costs incurred by Landlord and related to the Tax Abatement Program, including, without limitation (a) the costs, if any, to file the application,
(b) attorneys' fees, and (c) the cost of a leasehold title insurance policy insuring Landlord's interest in the Property following Landlord's conveyance of fee title to the Property as described below.

        22.3 BENEFITS. Following the inclusion of the Property in the Tax Abatement Program Landlord shall pass through to Tenant all reductions or abatements applicable to the Premises. If the applicable authority elects not to include the Property in the Tax Abatement Program or if the Property is included in the Tax Abatement Program and thereafter removed therefrom at any point during the Lease Term for any reason, Tenant's obligations under this Lease shall not be affected.

        22.4 MASTER LEASE. Landlord and Tenant acknowledge and agree that the Tax Abatement Program requires that Landlord convey fee title to the Property to a development authority with a leaseback of the Property to Landlord pursuant to a Master Lease in form reasonably acceptable to Tenant (the "Master Lease") and thus, this Lease shall automatically become a sublease for the term of the Master Lease and subject to the terms and conditions of the Master Lease. Notwithstanding, but without limiting the foregoing, Tenant shall, upon request, execute any and all documents necessary to confirm the status of this Lease as a sublease of the Master Lease and Tenant's consent thereto and that this Lease shall survive and become a prime lease if the Lease Term shall extend beyond the term of the Master Lease.

        22.5 ADDITIONAL RENT. Tenant shall review and approve the Master Lease and shall comply with all terms and conditions thereof. Tenant acknowledges that Additional Rent under this Lease to be paid by Tenant shall include any payment Landlord is required to make under the Master Lease. Tenant shall indemnify landlord from and against all claims, damages, costs and expenses, including without limitation, reasonable attorney's fees actually incurred without regard to statutory interpretation and court costs, which Landlord may suffer as a result of a default under the Master Leased caused by the acts or omissions of Tenant. This
SECTION 22.5 shall survive the expiration or any earlier termination of this Lease.

        22.6 LANDLORD COMPLIANCE. Provided that this Lease is in full force and effect and Tenant is not in default hereunder (and has not caused a default under the Master Lease), Landlord hereby agrees that Landlord shall comply in all material respect with all obligations of the "Lessee" under the Master Lease in order to preserve unto Tenant all of the benefits of the Tax Abatement Program. If as a result of Landlord's default under the Master Lease, the Property no longer qualifies for the Tax Abatement Program, and provided that
(a) such default was not caused by Tenant, and (b) this Lease is in full force and effect and Tenant is not in default hereunder, then Landlord shall pay (or credit to) Tenant an amount equal to the real estate tax savings that Tenant would have received (and at the time such savings would have been received) prior to January 31, 2007 had the Tax Abatement Program still been in effect.

        22.7 OPTION. The documents to be executed by Landlord to implement the Tax Abatement Program must be in a form acceptable to Landlord. The Master Lease must contain an option (the "Option") in favor of Landlord to purchase the Property for a nominal amount (which Tenant agrees to prepay on Landlord's behalf) and Landlord shall receive a leasehold title insurance policy, the cost of which shall be paid by Tenant, insuring Landlord's interest as Tenant under the Master Lease and the Option.

        22.8 PURCHASE. Provided the Tax Abatement Program has been implemented, in the event that Landlord elects to sell the Property during the Term, Landlord will first require that the purchaser take an assignment of the Master Lease in lieu of fee title to the Property so as to preserve the Tax Abatement Program. Should the proposed purchaser refuse such an assignment, Landlord shall have the right to exercise the Option and repurchase the Property, thereby possibly ending participation in the Tax Abatement Program, provided that so long as (i) Landlord exercises the Option prior to January 31, 2006, (ii) Tenant is not in default under the Lease, and (iii) as a result of Landlord's exercise of the Option, the Property is no longer part of the Tax Abatement Program, Landlord shall pay (or credit to) Tenant an amount equal to the real estate tax savings that Tenant would have received prior to January 31, 2006 had the tax abatement program still been in effect.

SECTION 23. MISCELLANEOUS

        23.1 MERGER. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

        23.2 NOTICES. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord                   Duke Realty Limited Partnership
                                 3950 Shackleford Road, Suite 300
                                 Duluth, Georgia  30096
                                 Attn: Legal Department - Atlanta Market

At all times with a copy to:     Duke Realty Limited Partnership
                                 3950 Shackleford Road, Suite 300
                                 Duluth, Georgia  30096
                                 Attn: Senior Property Manager - Atlanta Market

If to Tenant:                    Tractor Supply Company
                                 320 Plus Park Blvd.
                                 Nashville, Tennessee 37217
                                 Attn: Logistics Department

At all times with a copy to:     Tractor Supply Company
                                 320 Plus Park Blvd.
                                 Nashville, Tennessee, 37217
                                 Attn: Real Estate Department

At all times with a copy to:     Kim A. Brown, Esq.
                                 Sherrard & Roe, PLC
                                 424 Church Street, Suite 2000
                                 Nashville, TN 37219

        23.3 NON-WAIVER. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

        23.4 LEGAL COSTS. Any party in breach or default under this Lease (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any reasonable legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include reasonable legal fees actually incurred (without regard to statutory interpretation) and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable attorneys' fees actually incurred (without regard to statutory interpretation) and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's attorneys' reasonable fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

        23.5 PARTIES BOUND. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Property. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

        23.6 RECORDATION OF LEASE. Tenant shall not record or file this Lease nor a memorandum thereof in the public records of any county or state.

        23.7 SURVIVAL OF OBLIGATIONS. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

        23.8 GOVERNING LAW; CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Least to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

        233.9 TIME. Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

        233.10 AUTHORITY OF TENANT. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body (a) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder, and (b) certifying the authority of the party executing the Lease as having been duly authorized to do so.

        23.11 WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

        23.12 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

        23.13 BROKERS FEE. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Upon the execution of this Lease by Landlord and Tenant, Landlord shall pay all commissions, fees and expenses due and payable to Brokers pursuant to a separate agreement. The parties acknowledge that certain officers, directors, shareholders, or partners of Landlord or its affiliates are licensed real estate brokers and/or salesmen under the laws of the State of Georgia. Tenant consents to such parties acting in such dual capacities.

        23.14 RIDERS. All Riders and Exhibits attached hereto and executed (or initialed both by Landlord and Tenant) shall be deemed to be a part hereof and hereby incorporated herein.

         23.16 USUFRUCT. Tenant's interest in the Premises is a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

        23.17. FINANCIAL STATEMENTS. Tenant shall have no obligation to provide any financial statements to Landlord if Tenant is a public company and such financial statements are publicly available. In the event that Tenant is no longer a publicly traded company, Tenant shall provide to Landlord, upon request, a copy of Tenant's most recent financial statements (certified and audited if the Base Rent hereunder exceeds $100,000). Such financial statements shall be signed by Tenant (or an officer of Tenant, if applicable) who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing,

                  (Remainder of Page Intentionally Left Blank)

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                             LANDLORD: DUKE REALTY LIMITED PARTNERSHIP, an
                                       Indiana limited partnership

                                       BY:  Duke Realty Corporation

                                            BY:/S/ ROBERT P. FESSLER
                                               -------------------------------

                                            TITLE: EXECUTIVE VICE PRESIDENT
                                                  ----------------------------


                             TENANT: Tractor Supply CoMPANY,
                                       a Delaware corporation



                                            BY:/S/ STEVE HULL
                                               -------------------------------

                                            TITLE: VICE PRESIDENT
                                                  ----------------------------








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

                                    EXHIBIT A

                              DEPICTION OF PROPERTY


                                [TO BE SUPPLIED]

                                    EXHIBIT B

                              CONSTRUCTION DRAWINGS

                                [TO BE SUPPLIED]

                                  EXHIBIT B-1

                                  SCOPE OF WORK

                                [TO BE SUPPLIED]

                                   EXHIBIT B-2

                              LOAD BEARING CAPACITY

                                [TO BE SUPPLIED]

                                   EXHIBIT B-3

                                    SITE PLAN

          (PREMISES, EXPANSION SPACE, OFFICE PARKING, TRAILER PARKING)


                                [TO BE SUPPLIED]

                                   EXHIBIT B-4

                                  COMPUTER ROOM


                                [TO BE SUPPLIED]

                                    EXHIBIT C

                            RENT AND LANDLORD ADDRESS


1.      Landlord's Address for Payment of Rent:

                           Duke Realty Limited Partnership
                           75 Remittance Drive
                           Suite 3205
                           Chicago, Illinois 60675-3205

2.      Rentable Area of the Premises (prior to 11/1/05):  260,578 sq. ft.
        Rentable Area of the Premises (as of 11/1/05):     312,178 sq. ft.

3.      Rental Area of Building:                           520,570

4.      Tenant's Proportionate Share (prior to 11/1/05):   50.06%
        Tenant's Proportionate Share (as of 11/1/05):      59.97%

5.      Rent:

Year                           Annual                   Monthly
----                           ------                   -------

1       2/1/04 - 1/31/05       $651,445.00              $54,287.08
2       2/1/05 - 10/31/05      $697,368.90              $55,372.83
        11/1/05 - 1/31/06                               $66,337.83
3       2/1/06 - 1/31/07       $811,662.80              $67,638.57
4       2/1/07 - 1/31/08       $827,271.70              $68,939.31
5       2/1/08 - 1/31/09       $842,880.60              $70,240.05
6       2/1/09 - 1/31/10       $858,489.50              $71,540.79
7       2/1/10 - 1/31/11       $877,220.18              $73,101.68
8       2/1/11 - 1/31/12       $895,950.86              $74,662.57
9       2/1/12 - 1/31/13       $914,681.54              $76,223.46
10      2/1/13 - 1/31/14       $933,412.22              $77,784.35

Annual and Monthly Rents during any Renewal Term will be determined in accordance with Section 2.2 of the Lease.

                                    EXHIBIT D

                             LETTER OF UNDERSTANDING


Duke Realty Limited Partnership, an Indiana limited partnership
Attention:  [Property Manager]
[Address] [City, State Zip]

        RE: Lease between DUKE REALTY LIMITED PARTNERSHIP, AN INDIANA LIMITED PARTNERSHIP ("Landlord"), and ___________________________ ("Tenant") for
        the premises located at ________________________________________ (the
        "Premises"), dated _________________ (the "Lease").

Dear ____________________:

        The undersigned, on behalf of the Tenant, certifies to the Landlord as follows:

        1.      The Commencement Date under the Lease is _________________.

        2.      The Rent Commencement Date is___________________.

        3.      The Expiration Date of the Lease is _________________.

        4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Premises and is in full force and effect.

        5. The Landlord has completed the improvements designated as Landlord's obligation under the Lease, if any, and Tenant has accepted the Premises as of the Commencement Date.

        6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

        IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ____ day of ___________, 2003.

                                        ------------------------------------

                                        By:_________________________________

                                        Printed Name:_______________________

                                        Title: _____________________________

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

                                    EXHIBIT E

                                  BUILDING SIGN

                                [TO BE SUPPLIED]
















                                       1